Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of DCP Midstream GP, LLC., a Delaware limited liability company and general partner of DCP Midstream GP, LP, general partner of DCP Midstream Partners, LP (the “Partnership”), hereby certifies that, to his knowledge on the date hereof:

(a) the annual report on Form 10-K of the Partnership for the fiscal year ended December 31, 2011, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer
February 29, 2012